Exhibit 10.23
UNDERWRITING AGREEMENT
Compiled and Signed in Tel-Aviv on 24 August, 2005
Between
TopSpin Medical, Inc.
(Hereinafter: “The Company”)
And between:
          Poalim I.B.I Underwriting & Issuances Ltd.
          Altshuller Saham Management of Underwriting & Investments Ltd.
          Rosario Capital Ltd.
          Shoher Tov Ltd.
          P.R. Capital Markets Research Ltd.
          Solomon Underwriters Ltd.
          Jerusalem Capital Markets – Underwriting & Share Issue (1994) Ltd.
          I.A.Z. Investments & Properties Ltd.
          Vered Doroth Underwriting Company (1993) Ltd.
(Together hereinafter: “The Underwriters”)

Whereas	The Company is about to publish a Prospectus according to which it shall offer the public 38,000,000 regular shares, together with 22,800,000 option warrants (series 1) that may be realized into regular shares (hereinafter: “Securities”);

And Whereas:	The Securities will be offered to the public, in a composition, in a quantity, in a price, in a manner, on dates and terms that are detailed in the Prospectus which is about to be published in this regard (hereinafter: “The Prospectus”);

And Whereas:	The Company states and undertakes that the Securities, including Securities that will be subsequently derived from realizing the negotiable Securities included in the offer according to the Prospectus, are not and will be not be under a lien on the time they are allocated, that no third party privileges or claims whatsoever shall pertain to them, that the Company has the full and exclusive right to issue and offer the Securities to the public and that all the necessary permits and authorizations for such were obtained, except for the authorization by Israel Securities Authority to publish the Prospectus and the permit of the Stock Exchange to list the Securities for trading;

And Whereas	The Securities will be offered to the public in – 38,000 units (hereinafter: “The Units”), where each of them includes 1,000 regular shares and – 600 option warrants (series 1), in a tender for a unit price that shall be no less then NIS 950 (hereinafter: “The Minimal Price per Unit”);

And Whereas	Institutional investors have pledged in a pre-undertaking, as specified in the Prospectus, to order 14,739 units from the units offered to the public (hereinafter: “The Units of the Institutional investors”);

And Whereas	The Underwriters agreed to secure the purchase of 10,433 units from the units offered to the public, which are the total of the units on offer except for units of whom there is a pledge by the Institutional investors and except for units of whom there is a purchase pledge as stated in paragraph 2.2.3(G) of the Prospectus, (hereinafter: “The pledged Units” or “The pledged Securities”) at a minimal price per-unit (hereinafter:
“The Price for Underwriters”);
Therefore, it has been agreed, declared and stipulated between the parties as follows:
1.	Preamble

The preamble and the appendixes to this Agreement will constitute an integral part thereof. Use of plural address in this agreement also means singular address, and vice-versa.

In this Agreement, the following terms will have the meaning that appears next to them. Terms that are not defined in this agreement and appear in the Prospectus, will have the meaning that is ascribed to them in the Prospectus.

“The Consortium Managers”	Poalim I.B.I – Underwriting & Issuances Ltd. (hereinafter: “Poalim I.B.I”) Altshuller Saham Management of Underwriting & Investments Ltd. and Rosario Capital Ltd.

“Authorized Delegates to accept proposals”	Members of the Stock Exchange

“The Share Issue Coordinator”	Poalim I.B.I – Underwriting & Share Issue Ltd.

“The Prospectus”	Means the Prospectus to be published by the Company in regard to the abovementioned Share Issue including any amendment to the Prospectus which will be agreed upon between the Company and the Underwriters

“The Stock Exchange”	The Tel-Aviv Stock Exchange for Securities Ltd.
2. General
This agreement is based on a Prospectus that the Company shall publish in regard to the offer of Securities, and in terms of those amendments to be agreed upon between the Company and the Consortium Managers.
This Agreement reflects the mutual undertakings between the Underwriters, except in a case where it is explicitly stated otherwise and in those amendments which will be agreed upon between the Underwriters regarding the purchase pledges by the Underwriters as specified in paragraph 3 henceforth.
The Company hereby undertakes to deliver to the Consortium Managers immediately following the publication of the Prospectus, 400 copies of the Prospectus;
3. Rate of the Underwriters Participation
Each individual underwriter participates in ensuring the acquisition of the pledged Securities according to the following list henceforth:

Underwriter	Number of pledged units
Poalim I.B.I – Underwriting & Issuances Ltd.	3,122
Altshuller Saham Management of Underwriting & Investments Ltd.	3,122
Rosario Capital Ltd.	1,600
Shoher Tov Ltd.	1,050
P.R. Capital Market Research Ltd.	370
Solomon Underwriters Ltd.	530
Jerusalem Capital Markets – Underwriting & Share Issue (1994) Ltd.	265
I.A.Z. Investments & Properties Ltd.	214
Vered Doroth Underwriting Company (1993) Ltd.	160
Total	10,433
4.	The Obligations of the Underwriting
4.1.	The Underwriters hereby agree to purchase, each one as per the rate of his share as stated in paragraph 3 above, from the Company, all the pledged Securities in which regard the Company shall announce that no request of purchase has been submitted up until the time the list of signatures has been closed, i.e. proposals for their purchase, or if for any reason whatsoever the full price for them was not paid to the Company until the date set for such in the Prospectus.
Purchasing the pledged Securities, if and as much as may be needed as stated above, shall be made at the price set for the Underwriters, subsequent to the deduction of taxes and dues, should there be such.
To be sure, for calculating the number of units that the Underwriters have to purchase in terms of the aforementioned, deductions will be made from the pledged units of all the units for which orders were submitted to the Company within the framework of a public tender in terms of the Prospectus except for orders of units for which a pledged order was given as stated in paragraph 2.2.3. (G) of the Prospectus, and except for units for which pledges by institutes was given.

4.2.	Each individual underwriter shall be accountable to the Company according to the rate of his participation as stated above and this without any mutual accountability between the underwriters.

4.3.	For the purpose of calculating the number of Securities that each of the underwriters has to purchase as per the rate of his aforementioned participation in paragraph 3 above, deductions shall be made from the total of the pledged Securities, Securities that the proposals for their purchase were submitted not through the underwriters or by them, neither through corporations that are controlled by the underwriters or on their behalf except for orders of units for which a pledged order was given as stated in paragraph 2.2.3. (G) in the Prospectus, and except for units for which pledges by institutes was given.

4.4.	Each of the underwriters shall be bound to purchase Securities from the pledged Securities in a quantity that is equal to the difference:

Between: the quantity of Securities that he undertook to participate in pledging them (as stated in abovementioned paragraph 3) and subsequent to the adjustment ensuing from upholding the provisions of paragraph 4.3 above;

And between: the quantity of Securities that the proposals for purchasing them were submitted through him or through a corporation on his behalf or by him or through a delegate authorized to accept proposals on his behalf as stated in paragraph 4.7 hereafter and which were granted and their full value was paid.

4.5.	Subject to the aforementioned, if proposals for purchasing Securities were submitted by whatever Underwriter or by a corporation on his behalf or by him in a quantity that exceeds the amount of Securities he had to purchase as mentioned above, Each such surplus balance shall be considered as though the request for its purchase was submitted by the Underwriters who did not meet the rate of their participation (each surplus balance shall be considered as though the request for its purchase was submitted as stated only to the extent that it may be required to complete the amount of Securities that the other Underwriter is bound to purchase). The policy of dividing fractions of units, should there be any, will be determined by the Consortium Managers.

4.6.	“Proxy Corporation” of one of the Underwriters in aforementioned clause 4.5, means, any corporation that makes part of a group of that Underwriter. Any doubts regarding the matter of affiliation of a corporation to a group of that Underwriter as stated above, will be decided by the Consortium Managers and their decision shall be final.

4.7.	Should proposals be made by an Underwriter, who is not authorized to receive proposals, to purchase Securities through delegates authorized to receive proposals, the following provisions shall prevail:
4.7.1.	The Underwriter will inform, at the time of submitting the proposals to the authorized delegate, and receive his approval that such proposals are submitted by proxy or an Underwriter who makes part of the Prospectus.

4.7.2.	The Underwriter will inform in writing the Share Issue Coordinator on the day of submitting the applications, the matter of submitting the applications through the authorized delegate, while noting the name of the authorized delegate and the amount of Securities that were ordered, as mentioned above, and shall attach to his note to the Coordinator a copy of the order and the approval from the Authorized Delegate. The note of the Underwriter in terms of this small paragraph together with copies of the order and the approval shall be final and binding.

4.7.3.	Should the Underwriter inform the Share Issue Coordinator about the submission of proposals through an Authorized Delegate, as stated in small paragraph 4.7.2 above, such Securities that are included in the applications shall be considered as Securities that the proposal for their purchase were submitted by that Underwriter and subject to that that the applications were submitted and their full value was paid to the Company in terms of the Prospectus, where the amount of Securities that are included in the proposals shall be deducted from the total sum of Securities which that Underwriter has to purchase in terms of aforementioned paragraph 3. To be sure, under no circumstances such Securities are counted among the Securities which the proposals for purchasing them were submitted through another Underwriter or another Authorized Delegate.
4.8.	The Underwriters or any one of them shall not submit proposals to purchase units issued in terms of the Prospectus for themselves, unless the Prospectus included a notice regarding the quantity of units they undertook to order for themselves. Henceforth is a list of Underwriters who made known their intentions to order for themselves units within the framework of the public tender:

Poalim I.B.I – Underwriting & Issuances Ltd.	3,122
The Company undertakes to include those notifications in the Prospectus.

5.	Statement of Competence
5.1.	Each of the Underwriters hereby declares to the Company that on the date of signing this agreement the terms of competence are met according to the Securities Regulations (Underwriting), 5753-1993, and further states and undertakes that he shall have such competence until his entire aforesaid obligations are met or until it is established that he has no obligations and that he shall immediately inform the Company and the Consortium Managers of any changes as to the truthfulness of his declaration regarding his competence to act as a Underwriter.

5.2.	Each of the individual Underwriters hereby declares that on the date of signing this agreement he has absolute and unconditional financial ability to fulfill all of his obligations in terms of this agreement, he further states and undertakes that he shall have such financial ability, until his entire aforesaid obligations met or until it is established that he has no such obligations and that he shall immediately inform the Company and the Consortium Managers of any change as to the truthfulness of his declaration or as to his ability to meet his aforementioned obligations.

5.3.	Should such notice be received as stated in aforementioned small paragraphs 5.1 and 5.2 and/or the Consortium Managers are of the opinion that changes occurred in the truthfulness of his declaration or as to the ability of the Underwriter to meet his aforementioned obligations, the Consortium Managers are entitled at their sole discretion to inform the Underwriter that he is removed from the Underwriters consortium and replace him with another or others, or to reduce his share, or to take any other action they deem appropriate for the purpose of ensuring the existence of full and proper underwriting of the pledged Securities. Should there be an occasion where the Consortium Managers exercise their aforementioned authority, they shall notify the Company of such and the Company will inform without delay the Securities Authority and the Stock Exchange.

Under the aforementioned circumstances, each of the Underwriters undertakes to sign on an amendment to the Prospectus, should such notification be required in the opinion of the

Securities Authority or that of the Consortium Managers, amendment to Prospectus in terms of paragraph 25 of the Securities Law 5728-1968.

Such aforesaid amendment shall not be used as a pretext to release whatever Underwriter from his obligations in terms of this agreement.
6.	Transfer of funds
6.1.	Shortly before the day of the tender, the Share Issue Coordinator shall open with a banking corporation a trust account (hereinafter: “The Special Account”). The Special Account will be managed exclusively by the Share Issue Coordinator for and in the name of the Company, sums will be deposited in it which were paid among other for the Securities of whom the proposals for their purchase were approved by the Share Issue Coordinator and by other members of the Stock Exchange according to the terms of the Prospectus, where the Share Issue Coordinator shall deal with them and act in terms of the Prospectus.

6.2.	The Share Issue Coordinator shall transfer to the Company the monies to be paid for the Securities of whom proposals in their regard were approved (including the profits) after deducting the full amount of commissions as specified in paragraph 9 henceforth, within one business day after receiving them.

6.3.	Transfer of funds is conditioned as such that simultaneously upon transferring the aforementioned funds in small paragraph 6.2, the Share Issue Coordinator will receive for the listing company through which the Securities will be traded in the Stock Exchange, allocation letters for the Securities that were purchased by the public.

6.4.	Sums of commissions that were deducted by the Share Issue Coordinator will be transferred to the Underwriters and the Authorized Delegates for receiving the proposals of those who are entitled to it according to the Prospectus.

6.5.	Notwithstanding the aforementioned in small paragraphs 6.2 and 6.4 above and in terms of this agreement, the Share Issue Coordinator will not transfer all the funds to the Company and the Underwriters unless the conditions that are determined in the Stock Exchange guidelines for maintaining minimal dispersal and listing for trading at the Stock Exchange as described in the Prospectus are met.

6.6.	Should the Securities not be listed for trading, the Share Issue Coordinator will refund those who made the orders, the value of the units that were paid for by them, if it was paid, together with profits accumulated by it, should there be any, and by deducting taxes in terms of the law, should they apply.
7.	Realization of the Underwriting Obligations
7.1.	Upon the first trading day after the date of the tender, no later than 15:00 Hrs., the Company will inform the Share Issue Coordinator of the total number of Securities out of the Securities on offer that the Underwriters have to purchase in terms of the conditions of this agreement.

7.2.	Should the Underwriters have to purchase Securities out of the Securities on offer in terms of the notice mentioned above, the Underwriters will pay the Company through the Share Issue Coordinator, and according to the conditions of the Prospectus the value of those Securities they have to purchase in terms of this agreement, no later than 17:00 Hrs. on the third business day subsequent to the day of the tender subject to such that the minimal dispersal requirements as well as the rest of the conditions for being listed for trading at the Stock Exchange as they are defined in the Prospectus are met.

7.3.	Against the receipt of any sum from the aforementioned revenue, the Company shall transfer and allocate to the Underwriters the Securities they have purchased, and shall hand them letters of allocation for such.

7.4.	The Underwriters shall be entitled to deduct from the revenues obtained from the Securities that they have to purchase and which are offered to the public, all the sums of commissions due to them in terms of this agreement, except that the amounts of the commissions were not deducted at that time in terms of paragraph 6.4 above.

7.5.	This agreement shall be considered as an irrevocable proposal on behalf of the Underwriters for purchasing the pledged Securities of whom they undertook to purchase as specified in this agreement.
8.	Listing for Trading and Arrangements

The Company shall act and do its utmost to make it happen so that the Securities which are offered in terms of the Prospectus shall be traded at the Stock Exchange.

9.	Commissions

In return for the undertakings and the services of the Consortium Managers and the Underwriters in terms of this agreement, including services of coordination and Share Issue, as well as in return for the services of the Authorized Delegates to receive proposals, the Company will pay through the Share Issue Coordinator, no later then the first subsequent business day after the day of the tender (subject to paragraph 6 above) the amounts specified henceforth, from the Special Account:
9.1.	To the Underwriters

Underwriting commission at the rate of 2% from the immediate total revenues of the pledged units when it is calculated according to the minimal price per-unit. The commission will be divided between the Underwriters according to their proportional share in their undertaking as specified in paragraph 3 above, regardless of the quantity of units which was ordered through them.

9.2.	To Institutional Investors

The Company will pay early undertaking commission to the Institutional Investors at the rate of 2% from the immediate total revenues for the Securities for whom the Institutional Investors undertook to submit orders when it is calculated according to the minimal price per-unit.

9.3.	For Delegates Authorized to Receive Proposals

Distribution commission at the rate of 0.5% received from the immediate, total and actual revenues for the Securities which will be purchased subsequent to proposals submitted through them. This commission will also be paid to Institutional Investors regarding Securities they purchased to fulfill their prior undertaking (therefore, the Authorized Delegates to receive proposals will not be entitled to Distribution Commission for the said units purchased by the Institutional Investors to fulfill their prior undertaking).

9.4.	To the Consortium Managers and the Underwriters

Management and participation commission at the rate of 5.74% from the immediate, total and actual revenues received for the units offered according to the Prospectus. This commission will be divided between the Consortium Managers and the Underwriters at the sole discretion of Poalim I.B.I.

9.5.	To the Share Issue Coordinator a coordination commission at the sum of NIS 20,000 and an amount in NIS that is equivalent to US$ 16,000 to Poalim I.B.I as recovery of expenses for inspecting the Prospectus.

The abovementioned commissions will be paid in full, also in the instance of purchasing Securities by the Underwriters in terms of the provisions of this agreement. Should the Underwriters have to purchase Securities in terms of provisions of this agreement, the commissions will be paid to each Underwriter after he purchased the Securities he is bound to purchase in terms of this agreement and pay their full value.

For Underwriters and entities who are a “licensed dealer” as termed in the Value Added Tax Law, the Company will pay the commissions and the sums mentioned above with the supplement of Value Added Tax (at the rate of 17% or according to an appropriate authorization that may direct otherwise) against a tax invoice as required by law.

The Underwriters and the Authorized Delegates who are permitted to receive proposals, are allowed to afford their clients discounts from the distribution commissions to which they are entitled.

The payments will be made by the Company through the Stock Issuing Coordinator. The aforementioned constitutes an irrevocable directive from the Company to Stock Issuing Coordinator.
10.	The Declarations of the Company

The Company hereby declares and undertakes towards the Underwriters that:-
10.1.	It did carry out all the examinations in order to confirm and verify the information contained in the Prospectus, that the Prospectus, including any amendment that may be added to it as stated henceforth, truthfully portrays all the essential information regarding the Company, the facts, the agreements (in writing and orally), the permits, the licenses as well as the rest of the details that are mentioned hereto and that no part whatsoever is omitted form the Prospectus which may be important to the reasonable investor who considers the purchasing of bona-fide Securities and it does not include any misleading detail whatsoever as it is defined in the Securities Law 5728-1968 (hereinafter: “Misleading Detail”).

10.2.	The Company shall indemnify the Underwriters or each and every one of them due to financial liability imposed on him in favor of another person in terms of a verdict, including a verdict given in a settlement or arbitration verdict that was approved by Court, on account of the Prospectus had a misleading detail, as well as for reasonable litigation expenses, including lawyers fees incurred by any of the Underwriters or that he was charged with such by a Court of Law in the aforementioned proceedings or in regard to criminal indictment in which the Underwriter was acquitted or in which he was convicted in a felony that does not require criminal premeditation or due to an investigation or process conducted against him by a competent authority to conduct investigation or process and which resulted without the submission of an indictment against him and without having imposed on him a financial liability as an alternative to a criminal process (as defined in the Companies Law, 5759-1999) or that it ended without the submission of an indictment against him but in imposing financial liability instead of a criminal process in a felony that does not require criminal premeditation, where all resulted from the Prospectus having a misleading detail.

Each one of the Underwriters will be entitled to demand from the Company in writing that it shall conduct in his name any negotiations or defense against such aforementioned prosecution. Should the Company not meet such aforementioned demand, that Underwriter could settle with the claimant on any amount he deems right and the Company will be obliged to indemnify him for the amount of settlement or for any reasonable amount he has spent in the course of attending to the claim and in direct relations to it except that the Company was given a notice in writing 7 days in advance concerning the intention to settle as such and that the Company did not take upon itself to manage the claim and that the settlement was approved as a verdict in a Court of Law.

Notwithstanding the aforementioned, the amount of indemnity will not exceed in any event the total of the gross amount enlisted (attached to the Consumer Price Index commencing at the time this agreement is signed) except that no sum will be paid for the indemnity if paying it will prevent the Company from the ability to meet its existing and future commitments when the time to meet them has come, and it shall not be paid if it was not proven that the Underwriter believed in good faith that the Prospectus does not contain a misleading detail. Moreover, no indemnity will be given for a deed the Underwriter carried out intentionally or recklessly.

The obligation of the aforementioned indemnity will not apply against any Underwriter whatsoever in regard to any sum whatsoever for which he will be charged due to the inclusion of a misleading detail in the Prospectus or because of the absence of a detail that may be important to the reasonable investor who is considering the purchase of the units offered according to the Prospectus, which was based on information given to the Company by that Underwriter for using such information for the purpose of preparing the Prospectus.

Upon the delivery of any claim and/or demand for payment, as stated above, to whatever Underwriter, such Underwriter will immediately inform the Company and its Consortium Managers.

10.3.	Without detracting from the generality of the declarations and obligations of the Company, as specified in paragraph 10 herewith, the Company will deliver to the Underwriters simultaneously upon signing this agreement the following documents:
10.3.1.	Opinion by the Share Issue lawyers.

10.3.2.	Affirmation from the auditor of the Company.

10.3.3.	Signed affirmation by the Chairman of the Board of Directors of the Company, the CEO of the Company and its Chief Financial Officer.
11.	Obligations of Additional Disclosures

From the date this agreement is signed and up until the date of payment for the Securities offered in terms of the Prospectus:
11.1.	The Company shall allow the Consortium Managers to study at their request, on an ongoing basis all the protocols of its general meetings, its Board meetings and the Board Committees (including the Control Committee) as well as in any essential agreement (or a draft of such agreement prior to signing it) where the Company is a party to it. The Company undertakes to draw the Consortium Managers attention to the signing of any essential agreement immediately upon signing it and in regard to conducting any negotiations for signing such essential agreement.

11.2.	The Company will deliver to the Consortium Managers in writing any information that the Company is required to report to the Securities Authority (including report in terms of

Chapters D’ and F’ of the Law), 5744-1984, as well as all the reports, which the Company is required to report to the Stock Exchange, at its request, and shall fulfill its obligations for providing reports to the Securities Authority and the Stock Exchange as mentioned above.

The Company will inform the Consortium Managers without delay about any change or the development of any essential tendency for the worst in the financial reports of the Company or in the method of presenting their data.

11.3.	If subsequent to a disclosure in terms of paragraphs 11.2 and 11.3 the Consortium Managers decide to demand amendment to the Prospectus or a modified Prospectus, the parties will immediately take all the necessary measures to assuage the Consortium Managers, in order to execute the modification as quickly as possible, including the petitioning of the Securities Authority in terms of paragraph 25 and/or 25A of the Securities Law.

11.4.	Upon the publication of whatever financial report by the Company, such report will be attached to the Prospectus, without delay, by means of Prospectus amendment or modified Prospectus in a manner acceptable to the Consortium Managers.
12.	Commencement of Obligations by the Underwriters

The obligations of the underwriters in terms of this agreement shall commence immediately (but not before) obtaining the permit by the Securities Authority to publish the Prospectus in terms of provisions of paragraph 21 of the Securities Law. The Company undertakes, no later then one business day after the day the Prospectus is published, to advertise in two newspapers a notice as stated in paragraph 23 (C)(2) of the abovementioned law.

13.	Additional Authorizations

The Company will provide the Consortium Managers within 2 business days following the date of the Prospectus a copy from the Stock Issuing lawyers that the Stock Exchange approval and the Securities Authority permit were obtained for publishing the Prospectus and to carry out the issue of stocks according to it and that a legally signed Prospectus by the Company and its Directors were indeed reported to MAGNA (Electronic Proper Disclosure), Distribution Site of Israel Securities Authority.

14.	Releasing an Underwriter from his Obligations

Notwithstanding the aforementioned in this agreement, should it be found that the Prospectus contains a misleading detail whatsoever or that the Prospectus is lacking an important detail for the reasonable investor who considers the purchasing of Securities according to the Prospectus, or in an instance where the Securities Authority shall give instructions to the Company in terms of paragraph 25(A) and/or 25A(B) of the Securities Law, to publish amendment to the Prospectus or to publish an amended Prospectus, or in a case where the Company asks (without first obtaining the approval of the Consortium Managers) to prepared Prospectus amendment in terms of paragraph 25A(A) of the aforementioned Law, the Underwriters or any of them, will be allowed, by giving notice to the Company within 2 business days from the day they found out about one of the instances listed above as the case may be, but no later then 12 hours before the list of signatures, to be released from all their obligations towards the Company in terms of the Underwriting Agreement. Hence, if the misleading detail or the missing important detail in the aforementioned Prospectus was not known to that Underwriter at the time of signing the Underwriting Agreement, or if the instruction was given or the proposal was submitted due to something that was not known to that Underwriter at the time of signing the Underwriting Agreement, which if he would have reasonably known, he would not have associated with the Company and the offering entity in the Underwriting Agreement, or that he would not have associated with this agreement under those terms.

The Company will inform the Consortium Managers on the same day in relation to instructions issued by the Securities Authority to publish amendment to the Prospectus as aforementioned or about the request by the Company to publish such amended Prospectus.

If one or more of the Underwriters shall carry out his aforementioned right and release himself of his obligations in terms of such Underwriting Agreement, the Company will request the Securities Authority, demanding amendment to the Prospectus, in terms of the provisions of paragraph 25A(A) of the Securities Law. Such demand and subsequent amendment to the Prospectus will not by itself form a pretext to release any Underwriter whatsoever from his obligations in terms of this agreement.

If anyone from among the Consortium Managers shall act in terms of this provision and release himself from his obligations as such without another Consortium Manager having taken upon himself the obligation of the former, the Underwriting Agreement shall be as well cancelled with the rest of the Underwriters, and the Company will request the Securities Authority demanding to amend the Prospectus or that it shall cancel the Share Issue, the whole lot at its discretion.

In a case where the Company chose not to cancel the Share Issue and to implement it without the obligations of underwriting, it will request the Securities Authority demanding to publish amended Prospectus that will not include the Underwriting Agreement; in addition, it will not include the signatures of the Underwriters. If for whatever reason no such amended Prospectus is published, the Share Issue shall be cancelled.

15.	Circumstance for Canceling the Issue of Shares

Notwithstanding the aforementioned in this agreement, it is agreed that the Consortium Managers will be permitted to cancel at their sole discretion all the obligations of the Underwriters according to the Underwriting Agreement, this shall take place later then 12 hours prior to the opening of the signatures list in the tender to the public. Therefore, if in their opinion a vital change occurred in the national, political, security or economical state which may cause a fundamental change for the worst in the Israeli capital markets or in the major capital markets abroad.

In such an instance this Agreement will be also canceled with the rest of the Underwriters, and the Company will request the Securities Authority demanding amendment to the Prospectus or the cancellation of the issue of shares, the whole lot at its discretion.

Notice concerning the cancellation of obligations by the Underwriters and canceling the Underwriting Agreement as such will be given by the signatures of the Consortium Managers, and shall be considered as being delivered to the Company at the time it was handed over at the registered address of the Company or at the offices of its lawyers who are attending to the issue of shares.

In an instance where the Company chose not to cancel the issues of shares it shall request the Securities Authority demanding to publish an amended Prospectus which will not include the Underwriting Agreement, neither will it include the signatures of the Underwriters. If for whatever reason no such amended Prospectus is published, the issues of shares will be cancelled.

16.	Actions to be taken in case the issuing of shares is cancelled

Should such issuing of shares as stated in paragraphs 14 or 15 above be cancelled the Company will announce it in an immediate report, and shall publish a notice in this regard, on the same day as much as it may be possible, in one newspaper, and in the following day in two mass circulated newspapers in Israel in the Hebrew language. The Company shall attend to distribute the immediate report among all the members of the Stock Exchange, the Securities Authority and the Authorized Delegates who are allowed to receive proposals in terms of this agreement on the day the Agreement is cancelled.

It is hereby clarified that if the issuing of shares is cancelled under the circumstances specified in paragraphs 14 or 15 as mentioned above, then the Consortium Managers and/or the Underwriters and each one of them will not bear responsibility towards the Company and the Company will bear no responsibility towards the Underwriters and/or the Consortium Managers in regard to any damage that may be caused as a result and/or in regard with the above mentioned cancellation and/or for any expense that was spent in the course and/or in regard to preparing the drafts of the Prospectus and the Prospectus and/or in the course of negotiations towards signing this agreement.

17.	Authorization to the Consortium Managers
17.1.	The Underwriters hereby authorize the Consortium Managers to postpone in their name, dates that are set in the Prospectus including, but not only, the date of the tender and/or to cancel this agreement in their names at their discretion.

17.2.	The Underwriters hereby authorize the Consortium Managers to agree in their name and to sign in their name on any amendment to the final draft of the Prospectus and any amendment to this agreement.

17.3.	The Underwriters hereby authorize the Consortium Managers to sign in their name on any amendment to the Prospectus, also after it was published if in their opinion there is a legal, commercial or other necessity to amend it.

17.4.	It is hereby clarified that the Consortium Managers will bear no responsibility towards the Company and/or the Underwriters for any damage caused and/or may be caused as a result and/or in regard to the postponement or the cancellation or the amendment that are mentioned above and/or for any expense they incurred in the course of and/or in regard to the preparation of the drafts of the Prospectus and the Prospectus and/or during the negotiations towards the signing of this agreement.
18.	Stamp Tax

Payment of Stamp Tax for this Agreement, as much as it may apply, will apply to the Company.

19.	All-inclusive Agreement

This Agreement contains the entire agreements between the parties and replaces any agreement, accord, presentation or previous document between the parties that pertains to anything that is stated in it. Moreover, changes to this Agreement will not be valid unless they were done in writing and signed by the parties or their representatives.

20.	Authorization to MAGNA (Electronic Proper Disclosure) Distribution Site of Israel Securities Authority

The Underwriters authorize by signing this agreement the electronic authorized signer of the Company to report in their name to MAGNA (Electronic Proper Disclosure) Distribution Site of Israel Securities Authority about their association in this agreement and of their signature on it as well as about their signature on the Prospectus.
As proof hereof the parties:

/s/ Erez Golan, CEO /s/ Eyal Kolka, CFO
TopSpin Medical, Inc.

/s/ Erez Balaga, Deputy General Manager
Poalim I.B.I Underwriting & Issuances Ltd.

/s/ Meir Chen, CEO
Altshuller Saham Management of Underwriting & Investments Ltd.

/s/ Reuven Abelgon, CEO
Rosario Capital Ltd.

/s/ Arie Weiss, CEO
Shoher Tov Ltd.

/s/ Edward Claire, CEO
P.R. Capital Markets Research Ltd.

/s/ Raz Ron, Director
Solomon Underwriters Ltd.

/s/ Vered Meir, CEO
Jerusalem Capital Markets – Underwriting & Share Issue (1994) Ltd.

/s/ Yehuda Tzadik, CEO
I.A.Z. Investments & Properties Ltd.

/s/ Vered Meir, CEO
Vered Doroth Underwriting Company (1993) Ltd.